SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2003

PROSPERITY BANCSHARES, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4295 San Felipe
Houston, Texas	77027
(Address of principal executive offices)	Zip Code)

Registrant’s telephone number, including area code: (713) 693-9300

Item 5. Other Events.

On December 9, 2003, Prosperity Bancshares, Inc. (“Prosperity”) publicly disseminated a press release announcing that it had completed the acquisition of the First State Bank of North Texas, a Texas banking association located in Dallas, Texas for approximately 393,000 shares of Prosperity common stock and $12.4 million in cash. The press release also announced the proposed sale of Prosperity Bank’s trust assets to Frost Bank. The purpose of this Current Report on Form 8-K is to file as Exhibit 99.1 a copy of the Company’s press release dated December 9, 2003 announcing such events. The press release is incorporated by reference into this Item 5 and the foregoing description of the press release is qualified in its entirety by reference to this exhibit.

Item 7. Financial Statements and Exhibit.

Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

99.1	— Press Release dated December 9, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.

Dated: December 11, 2003	By:	/s/ James D. Rollins III

James D. Rollins III Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 9, 2003.

2